Exhibit 99.1

Repligen Corporation 41 Seyon Street
Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Reports Second Quarter 2024 Financial Results

•	Reports second quarter revenue of $154 million

•	Second quarter orders of $157 million

•	Book-to-bill 1.02 for the quarter, 1.01 year-to-date

•	Achieved first half revenue and order targets

•	Narrows revenue guidance within previous range for fiscal year 2024; adjusted EPS guidance unchanged

WALTHAM, Mass., July 30, 2024 — Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its second quarter (Q2) of 2024, covering the three- and six- month periods ended June 30, 2024. Provided in this press release are financial performance highlights, updates to our guidance for the full year 2024 and access information for today’s webcast and conference call.

Tony J. Hunt, Chief Executive Officer of Repligen said, “We delivered solid second quarter revenue of $154 million and first half revenue of $305 million, achieving our year-to-date sales target. We are very encouraged by orders in the quarter, with continued strength in Pharma demand and a pickup in CDMO activity. New modalities continued to show strong year-over-year momentum in both revenue and orders. Strategically, we strengthened our Proteins business with new product launches and our pending acquisition of Tantti Laboratory. We continue to expect the second half of 2024 to outpace the first half on both revenue and orders. While we are narrowing our revenue guidance to reflect incremental China weakness, we are confident in Repligen’s ability to resume above-industry growth in the second half of 2024 and into 2025.”

Q2 2024 BUSINESS HIGHLIGHTS

•

CEO Transition. Announced transition of Tony J. Hunt from Chief Executive Officer (“CEO”) to Executive Chair and appointment of Olivier Loeillot to succeed Mr. Hunt in the role of President and Chief Executive Officer, effective September 1, 2024.

•

M&A. Announced that we entered into a definitive agreement post quarter-end (July 29) to acquire chromatography innovator Tantti Laboratory Inc., strategically supporting our Proteins and Chromatography franchises.

•	New modalities momentum. Year-over-year, sales increased 5%, and new modalities book-to-bill was greater than 1.1. First half of year sales were up 10% and orders increased by greater than 20%.

•	New products. Launched the DurA Cycle affinity resin for large-scale purification processes in partnership with Purolite (an EcoLab company).

FINANCIAL PERFORMANCE

Q2 2024 FINANCIAL PERFORMANCE (compared to prior year, Q2 2023, except as noted)

All adjusted figures are non-GAAP and, except for earnings per share, are rounded to the nearest million.

•	Reported revenue was $154 million compared to $159 million, bringing our first half of 2024 revenue to $305 million, in line with our expectations.

•	GAAP gross profit was $77 million compared to $80 million. Adjusted gross profit was $76 million compared to $80 million.

•	GAAP income from operations was $1 million, compared to $19 million. Adjusted income from operations was $16 million, compared to $29 million.

•	GAAP net income was $3 million, compared to $20 million. Adjusted net income was $19 million compared to $30 million.

•	GAAP earnings per share was $0.06 on a fully diluted basis, compared to $0.35. Adjusted earnings per share was $0.33 on a fully diluted basis, compared to $0.53.

MARGIN SUMMARY

GAAP Margins	Q2 2024	Q2 2023	1H 2024	1H 2023
Gross Margin	49.8%	50.2%	49.7%	52.9%
Operating (EBIT) Margin	1.0%	12.2%	1.2%	14.8%

Adjusted (non-GAAP) Margins	Q2 2024	Q2 2023	1H 2024	1H 2023
Gross Margin	49.6%	50.2%	49.1%	52.9%
Operating (EBIT) Margin	10.1%	18.5%	9.0%	20.6%
EBITDA Margin	15.2%	24.2%	14.3%	25.5%

Cash, cash equivalents and short-term investments at June 30, 2024, were $809 million, compared to $751 million at December 31, 2023.

FINANCIAL GUIDANCE FOR FULL YEAR 2024

All Adjusted figures are non-GAAP

Our financial guidance for the full year 2024 is based on expectations for our existing business. Our GAAP and Adjusted guidance include the expected impact of businesses acquired in 2023 (FlexBiosys and Metenova) and excludes the impact of any potential or pending business acquisitions in 2024, and future fluctuations in foreign currency exchange rates.

CURRENT GUIDANCE (at July 30, 2024)
FY 2024	GAAP	Adjusted (non-GAAP)
Total Reported Revenue	$620M - $635M	$620M - $635M
Year-over-Year Change	(3%) - (1%)	(3%) - (1%)
Base Revenue Growth	-	(1%) - 1%
Gross Margin	49% - 50%	49% - 50%
Income from Operations	$12M - $17M	$76M - $81M
Operating Margin	2% - 3%	12% - 13%
Other Income (Expense)	$5M	$24M
Adjusted EBITDA Margin	-	17% - 18%
Tax Rate on Pre-Tax Income	35%	20%
Net Income	$9.5M - $13.5M	$80M - $84M
Earnings Per Share - Diluted	$0.17 - $0.24	$1.42 - $1.49

Conference Call and Webcast Access

Repligen will host a conference call and webcast today, July 30, 2024, at 8:30 a.m. ET, to discuss second quarter 2024 financial results, corporate developments and financial guidance for 2024. The conference call will be accessible by dialing toll-free (844) 274-3999 for domestic callers or (412) 317-5607 for international callers. No passcode is required for the live call. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period following the live event. The replay dial-in numbers are (877) 344-7529 from the U.S., (855) 669-9658 from Canada and (412) 317-0088 for international callers. Replay listeners must provide the passcode 6519285.

About Repligen Corporation

Repligen Corporation is a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems that enable efficiencies in the process of manufacturing biological drugs. We are “inspiring advances in bioprocessing” for the customers we serve; primarily biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our focus areas are Filtration and Fluid Management, Chromatography, Process Analytics and Proteins. Our corporate headquarters are in Waltham, Massachusetts, and the majority of our manufacturing sites are in the U.S., with additional key sites in Estonia, France, Germany, Ireland, the Netherlands and Sweden. For more information about the company see our website at www.repligen.com, and follow us on LinkedIn.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following Adjusted (non-GAAP) measures of financial performance are included in this release: book-to-bill ratios, organic revenue growth, base business revenue growth, adjusted gross profit, adjusted gross margin and adjusted operating margin; adjusted cost of goods sold; adjusted R&D expense; adjusted SG&A expense; adjusted pre-tax income; adjusted income from operations; adjusted net income; adjusted earnings per share-diluted; adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA margin. The Company provides base revenue and base revenue growth rates, which exclude COVID-related revenue, and the impact of acquisition revenue for current year periods that have no prior year comparables, to facilitate a comparison of its current revenue performance. The Company provides the impact of foreign currency translation, to enable determination of revenue growth rates at constant currency, which exclude the impact of foreign currency translation, in order to facilitate a comparison of its current revenue performance to its past revenue performance. To calculate the impact of foreign currency translation, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition and integration costs; restructuring charges including the costs of severance and accelerated depreciation among other charges; incremental costs attributed to CEO transition; contingent consideration related to the Company’s acquisitions; intangible amortization costs; non-cash interest expense related to the accretion of the debt discount; amortization of debt issuance costs related to Company’s convertible debt; foreign currency impact of certain intercompany loans; and, the related impact on tax of non-GAAP charges. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

NOTE:

All reconciliations of above GAAP figures (reported or guidance) to adjusted (non-GAAP) figures are detailed in the tables included later in this press release. When analyzing the Company’s operating performance and guidance, investors should not consider non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP.

Forward-Looking Statement

This release contains forward-looking statements, which are made pursuant to and in reliance upon the safe harbor provisions of federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in the release do not constitute guarantees of future performance. Investors are cautioned that statements in this release which are not strictly historical statements, including, among others; any express or implied statements or guidance regarding current or future financial performance and position, including our updated 2024 financial guidance and related assumptions; expected demand in the markets in which we operate (including the belief that such markets will improve and the impact of such improvement on our business); the expected performance of our business; the expected performance and success of our strategic partnerships and integration of our acquired businesses, constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” “projected,” “estimated” or “could” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, our ability to successfully grow our bioprocessing business; our ability to manage through and predict headwinds, including to achieve our updated 2024 financial guidance; our ability to develop and commercialize products and the market acceptance of our products; our ability to successfully integrate any acquired businesses (including Metenova and FlexBiosys) into our business, or to close potential or pending acquisitions (including Tantti) in a timely manner or at all, and achieve the expected benefits of such acquisitions; that the impact from our recently announced cyber incident may be more impactful than anticipated; that demand for our products could continue to decline, which could adversely impact our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our compliance with all U.S. Food and Drug Administration and European Medicines Evaluation Agency regulations; our volatile stock price; and other risks detailed in Repligen’s filings with the U.S. Securities and Exchange Commission (the Commission), including Annual Report on Form 10-K for the year ended December 31, 2023 and in subsequently filed reports with the Commission, including our Quarterly Reports on Form 10-Q and current reports on Form 8-K. Actual results may differ materially from those Repligen contemplated by these forward-looking statements; therefore, you should not rely on any of these forward-looking statements. These forward-looking statements reflect management’s current views, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and are based only on information currently available to us. Repligen does not undertake to update, whether written or oral, any of these forward-looking statements to reflect a change in its views or events or circumstances, whether as a result of new information, future development or otherwise, that occur after the date hereof except as required by law.

Repligen Contact:

Sondra S. Newman

Global Head of Investor Relations

(781) 419-1881

investors@repligen.com

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Product revenue	$154,038	$159,133	$305,348	$341,754
Royalty and other revenue	35	36	71	75

Total revenue	154,073	159,169	305,419	341,829
Costs and expenses:
Cost of goods sold	77,314	79,307	153,705	161,152
Research and development	10,575	9,706	21,813	21,860
Selling, general and administrative	64,697	48,966	126,383	105,136
Contingent consideration	—	1,791	—	3,026

	152,586	139,770	301,901	291,174

Income from operations	1,487	19,399	3,518	50,655
Investment income	9,411	5,964	18,404	11,450
Interest expense	(4,981)	(274)	(9,872)	(544)
Amortization of debt issuance costs	(520)	(457)	(1,003)	(914)
Other (expenses) income, net	(215)	528	(3,751)	605

Income before income taxes	5,182	25,160	7,296	61,252
Income tax provision	1,861	5,096	1,881	12,359

Net income	$3,321	$20,064	$5,415	$48,893

Earnings per share:
Basic	$0.06	$0.36	$0.10	$0.88

Diluted	$0.06	$0.35	$0.10	$0.86

Weighted average shares outstanding:
Basic	55,884,250	55,704,887	55,837,770	55,647,895

Diluted	56,434,065	56,857,548	56,476,771	56,931,520

Balance Sheet Data:	June 30, 2024	December 31, 2023
Cash, cash equivalents and marketable securities	$809,146	$751,323
Working capital	984,611	952,881
Total assets	2,861,924	2,824,411
Long-term obligations	701,255	695,046
Accumulated earnings	444,264	438,849
Stockholders’ equity	1,986,362	1,971,203

REPLIGEN CORPORATION

RECONCILIATIONS OF GAAP to NON-GAAP FINANCIAL MEASURES

(Unaudited, amounts in thousands, except percentage and earnings per share data)

In all tables below, totals may not add due to rounding

Reconciliation of Reported Revenue (GAAP) Growth to Organic Revenue Growth (Non-GAAP)

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
TOTAL REPORTED REVENUE (GAAP) GROWTH	(3%	)	(23%	)	(11%	)	(17%	)
Acquisition revenue	(3%	)	0%		(3%	)	0%
Currency exchange	1%		0%		1%		1%

ORGANIC REVENUE GROWTH (NON-GAAP)	(5%	)	(23%	)	(13%	)	(16%	)

Reconciliation of Total Revenue (GAAP) to Base Revenue (Non-GAAP)

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2024	2023 (2)	2024 v 2023	2024	2023 (2)	2024 v 2023
TOTAL REPORTED REVENUE (GAAP)	$154,073	$159,169	(3%)	$305,419	$341,829	(11%)
COVID-related revenue	—	(1,326)	(100%)	—	(24,208)	(100%)
Acquisition revenue	(4,507)	(715)	530%	(10,741)	(715)	1,402%

BASE REVENUE (NON-GAAP) (1)	$149,566	$157,128	(5%)	$294,678	$316,906	(7%)

Reconciliation of Income from Operations (GAAP) to Adjusted Income from Operations (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
INCOME FROM OPERATIONS (GAAP)	$1,487	$19,399	$3,518	$50,655
ADJUSTMENTS TO INCOME FROM OPERATIONS (GAAP):
Acquisition and integration costs	1,323	743	3,078	1,780
Restructuring(3)	(56)	—	(640)	—
Incremental costs attributed to CEO transition(4)	4,352	—	4,352	—
Contingent consideration	—	1,791	—	3,026
Intangible amortization	8,521	7,514	17,120	14,838

ADJUSTED INCOME FROM OPERATIONS (NON-GAAP)	$15,627	$29,477	$27,428	$70,299

OPERATING (EBIT) MARGIN	1.0%	12.2%	1.2%	14.8%
ADJUSTED OPERATING (EBIT) MARGIN	10.1%	18.5%	9.0%	20.6%

Reconciliation of Net Income (GAAP) to Adjusted Net Income (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
NET INCOME (GAAP)	$3,321	$20,064	$5,415	$48,893
ADJUSTMENTS TO NET INCOME (GAAP):
Acquisition and integration costs	1,323	743	3,078	1,780
Restructuring(3)	(56)	—	(640)	—
Incremental costs attributed to CEO transition(4)	4,352	—	4,352	—
Contingent consideration	—	1,791	—	3,026
Intangible amortization	8,521	7,514	17,120	14,838
Non-cash interest expense	3,398	—	6,724	—
Amortization of debt issuance costs	520	457	1,003	914
Foreign currency impact of certain intercompany loans (5)	(342)	—	3,445	—
Tax effect of non-GAAP charges	(2,280)	(373)	(5,908)	(2,956)

ADJUSTED NET INCOME (NON-GAAP)	$18,757	$30,196	$34,589	$66,495

Reconciliation of Earnings Per Share (GAAP) to Adjusted Earnings Per Share (Non-GAAP)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
EARNINGS PER SHARE (GAAP) - DILUTED	$0.06	$0.35	$0.10	$0.86
ADJUSTMENTS TO EARNINGS PER SHARE (GAAP) - DILUTED:
Acquisition and integration costs	0.02	0.01	0.05	0.03
Restructuring(3)	(0.00)	—	(0.01)	—
Incremental costs attributed to CEO transition(4)	0.08	—	0.08	—
Contingent consideration	—	0.03	—	0.05
Intangible amortization	0.15	0.13	0.30	0.26
Non-cash interest expense	0.06	—	0.12	—
Amortization of debt issuance costs	0.01	0.01	0.02	0.02
Foreign currency impact of certain intercompany loans (5)	(0.01)	—	0.06	—
Tax effect of non-GAAP charges	(0.04)	(0.01)	(0.10)	(0.05)

ADJUSTED EARNINGS PER SHARE (NON-GAAP) - DILUTED	$0.33	$0.53	$0.61	$1.17

Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
NET INCOME (GAAP)	$3,321	$20,064	$5,415	$48,893
ADJUSTMENTS:
Investment income	(9,411)	(5,964)	(18,404)	(11,450)
Interest expense	4,981	274	9,872	544
Amortization of debt issuance costs	520	457	1,003	914
Income tax provision	1,861	5,096	1,881	12,359
Depreciation	8,308	8,443	16,472	16,344
Intangible amortization(6)	8,549	7,542	17,176	14,893

EBITDA	18,129	35,912	33,415	82,497
OTHER ADJUSTMENTS:
Acquisition and integration costs	1,323	743	3,078	1,780
Restructuring (3)(7)	(56)	—	(659)	—
Incremental costs attributed to CEO transition(4)	4,352	—	4,352	—
Contingent consideration	—	1,791	—	3,026
Foreign currency impact of certain intercompany loans (5)	(342)	—	3,445	—

ADJUSTED EBITDA (NON-GAAP)	$23,406	$38,446	$43,631	$87,303

ADJUSTED EBITDA MARGIN	15.2%	24.2%	14.3%	25.5%

Reconciliation of Cost of Goods Sold (GAAP) to Adjusted Cost Goods Sold (Non-GAAP)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
COST OF GOODS SOLD (GAAP)	$77,314	$79,307	$153,705	$161,152
ADJUSTMENT TO COST OF GOODS SOLD (GAAP):
Acquisition and integration costs	(133)	(18)	(199)	(7)
Restructuring(3)	514	—	1,962	—

ADJUSTED COST OF GOODS SOLD (NON-GAAP)	$77,695	$79,289	$155,468	$161,145

GROSS MARGIN (GAAP)	49.8%	50.2%	49.7%	52.9%
ADJUSTED GROSS MARGIN (NON-GAAP)	49.6%	50.2%	49.1%	52.9%

Reconciliation of R&D Expense (GAAP) to Adjusted R&D Expense (Non-GAAP)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
R&D EXPENSE (GAAP)	$10,575	$9,706	$21,813	$21,860
ADJUSTMENT TO R&D EXPENSE (GAAP):
Acquisition and integration costs	(63)	(15)	(116)	7
Restructuring(3)	(284)	—	(449)	—

ADJUSTED R&D EXPENSE (NON-GAAP)	$10,228	$9,691	$21,248	$21,867

Reconciliation of SG&A Expense (GAAP) to Adjusted SG&A Expense (Non-GAAP)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
SG&A EXPENSE (GAAP)	$64,697	$48,966	$126,383	$105,136
ADJUSTMENTS TO SG&A EXPENSE (GAAP):
Acquisition and integration costs	(1,129)	(710)	(2,764)	(1,780)
Restructuring(3)	(174)	—	(873)	—
Incremental costs attributed to CEO transition(4)	(4,352)	—	(4,352)	—
Intangible amortization	(8,521)	(7,514)	(17,120)	(14,838)

ADJUSTED SG&A EXPENSE (NON-GAAP)	$50,521	$40,742	$101,274	$88,518

Reconciliation of Net Income (GAAP) Guidance to Adjusted Net Income (Non-GAAP) Guidance

	Twelve months ending December 31, 2024
	Low End	High End
GUIDANCE ON NET INCOME (GAAP)	$9,500	$13,500
ADJUSTMENTS TO GUIDANCE ON NET INCOME (GAAP):
Acquisition and integration costs	4,811	4,811
Restructuring	(141)	(141)
CEO transition costs	22,353	22,353
Contingent consideration	3,000	3,000
Anticipated pre-tax amortization of acquisition-related intangible assets	34,332	34,332
Non-cash interest expense	13,745	13,745
Amortization of debt issuance costs	1,843	1,843
Foreign currency impact	3,445	3,445
Tax effect of non-GAAP charges	(12,914)	(12,914)
Guidance rounding adjustment	26	26

GUIDANCE ON ADJUSTED NET INCOME (NON-GAAP)	$80,000	$84,000

Reconciliation of Earnings Per Share (GAAP) Guidance to Adjusted Earnings Per Share (Non-GAAP) Guidance

	Twelve months ending December 31, 2024
	Low End	High End
GUIDANCE ON EARNINGS PER SHARE (GAAP) - DILUTED	$0.17	$0.24
ADJUSTMENTS TO GUIDANCE ON EARNINGS PER SHARE (GAAP) - DILUTED:
Acquisition and integration costs	0.09	0.09
Restructuring	(0.00)	(0.00)
CEO transition costs	0.40	0.40
Contingent consideration	0.05	0.05
Anticipated pre-tax amortization of acquisition-related intangible assets	0.61	0.61
Non-cash interest expense	0.24	0.24
Amortization of debt issuance costs	0.03	0.03
Foreign currency impact	0.06	0.06
Tax effect of non-GAAP charges	(0.23)	(0.23)
Guidance rounding adjustment	—	—

GUIDANCE ON ADJUSTED EARNINGS PER SHARE (NON-GAAP) - DILUTED	$1.42	$1.49

FOOTNOTES FOR ALL TABLES ABOVE (amounts in thousands):

(1)	Base revenue (Non-GAAP) excludes COVID-related revenue and excludes acquisition-related revenue contribution in current period for which there was no prior year comparable.
(2)	Prior year acquisition revenue moved to “Base” for current year vs. prior year comparative purposes.
(3)

In July 2023, we began restructuring activities to simplify and streamline our organization and strengthen the overall effectiveness of our operations. The Company continued further restructuring activities during the three months ended June 30, 2024 including severance, employee-related and facility exit costs. Included in cost of goods sold for the three and six months ended June 30, 2024 is $1,028 and $3,035 respectively, for benefit received on the sale of inventory that had previously been reserved as part of the Restructuring Plan.

(4)

Includes $4,352 of incremental stock compensation expense recorded during the three and six months ended June 30, 2024 attributable to the transition of the Company’s Chief Executive Officer (“CEO”) to Executive Chair of the Board announced by the Company on June 12, 2024. The incremental stock compensation expense was the result of the modification of the unvested equity awards held by the CEO immediately prior to the modification. This resulted in the revalue of his unvested awards and a change in his remaining requisite service period due to his change in duties upon transitioning to Executive Chair of the Board.

(5)

During the three and six months ended June 30, 2024 we recorded foreign currency adjustments on certain intercompany loans of ($342) and $3,445 respectively. The impact was recorded to the Other (expenses) income, net line item within the Condensed Consolidated Statements of Operations.

(6)	Includes amortization of milestone payments in accordance with GAAP of $27 for the three months ended June 30, 2024 and 2023 and $55 for the six months ended June 30, 2024 and 2023.
(7)	Excludes $19 of accelerated depreciation related to the restructuring plan for the six months ended June 30, 2024. This amount is included in the depreciation line item of this table for that period.

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